UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2010

Earth Dragon Resources Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53774	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

702, 2-8-21 Katase Kaigain, Fujisawa, Kanagawa 251-0035, Japan	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +1 (81) 50 5532-6238

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)) P
[   ]    re-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 25, 2010, our board approved a forward split of our stock on a 1 old for 38 new basis, such that our authorized capital shall increase from 75,000,000 shares of common stock with a par value of $0.0001 to 2,850,000,000 shares of common stock with a par value of $0.0001 and, correspondingly, our issued and outstanding shares of common stock shall increase from 11,960,000 shares of common stock to 454,480,000 shares of common stock. The documents effecting the stock split were filed with the Nevada Secretary of State on December 1, 2010 with an effective date of December 14, 2010.

Item 7.01 Regulation FD Disclosure

The forward split will become effective with the Over-the-Counter Bulletin Board at the opening for trading on December 14, 2010 under the new stock symbol “EARHD”. The “D” will be removed 20 business days from December 14, 2010. Our new CUSIP number is 27031K 200.

Item 9.01	Financial Statements and Exhibits

3.01	Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTH DRAGON RESOURCES INC.

/s/ Thomas William Herdman
Thomas William Herdman
President

Date:     December 14, 2010